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EXHIBIT 10.2

SECURITIES PURCHASE AGREEMENT

        This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of March 18, 2003 by and among MEDICOR LTD., a Delaware corporation ("Buyer") and the entities listed under "Sellers" on the signature pages of this Agreement (collectively, "Sellers" and each, a "Seller").

RECITALS

        A.    Intellectual Property International Inc., a Delaware corporation (the "Company"), owns all Intellectual Property (as defined below) licensed, created, invented or developed by, or at the direction of, Arthur A. Beisang ("Beisang"), Robert A. Ersek, M.D. ("Ersek"), or Sellers related to the development and manufacture of medical device technologies and products.

        B.    The Company acquired or was assigned all of such Intellectual Property and related rights by Sellers, Kingsley Worldwide International, a Texas joint venture ("Kingsley"), a company owned by Sellers. Sellers are owned by Beisang and Ersek.

        C.    Buyer desires to acquire all of the rights, title and interests to such Intellectual Property and related rights through the acquisition of all of the issued and outstanding equity securities of the Company.

        D.    The Company has issued and outstanding two (2) shares of common stock, $0.01 par value per share (the "Common Stock").

        E.    Each Seller owns one share of the Common Stock as indicated on Schedule 2.2(a) opposite each Seller's name (the "Securities"), which shares together constitute all of the issued and outstanding equity securities of the Company.

        F.     Sellers desire to sell, and Buyer desires to purchase, all of the Securities, subject to the terms and conditions set forth in this Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

1.
DEFINITIONS

        For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

        "Beneficial Owner" has the meaning ascribed to that term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

        "Best Efforts" commercially reasonable best efforts (whether or not capitalized in this Agreement).

        "Buyer" as defined in the Preamble.

        "Buyer's Stock" as defined in Section 2.2(a).

        "Closing" as defined in Section 2.3.

        "Closing Date" the date and time that the Closing takes place.

        "Common Stock" as defined in Recital D.

        "Company" as defined in Recital A.

        "Contracts" as defined in Section 3.5.

        "Intellectual Property" as defined in Section 3.9.

        "License Agreement" as defined in Section 3.9.

        "Ordinary Course of Business" an action taken by the Company will be deemed to have been taken in the "Ordinary Course of Business" only if:

          (a)   such action is consistent with the past practices of the Company and is taken in the ordinary course of the normal day-to-day operations of the Company;

          (b)   such action is not required to be authorized by the board of directors of the Company (or by any Person or group of Persons exercising similar authority); and

          (c)   such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other entities that are in the same line of business as the Company.

        "Organizational Documents" (a) the articles or certificate of incorporation or memorandum of association and the bylaws or articles of association of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles of association or certificate of formation and the bylaws or the limited liability company or operating agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of any entity; and (f) any amendment to any of the foregoing.

        "Permits" as defined in Section 3.13.

        "Person" an individual (including family members of Beisang or Ersek or any inventor or owner or holder of any Intellectual Property), partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity.

        "Securities" as defined in Recital E.

        "Securities Act" the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

        "Sellers" and "Seller" as defined in the Preamble.

        "Taxes" as defined in Section 3.12.

2.
PURCHASE; CLOSING

        2.1   PURCHASE OF SECURITIES. On the basis of the representations, warranties and agreements set forth herein, and upon the terms and conditions set forth in this Agreement, at the Closing, each Seller shall sell all of its Securities to Buyer, and Buyer shall purchase all the Securities from Sellers, provided, however, that Buyer shall not be obligated to purchase any Securities unless all of the Securities are sold and certificates evidencing the same are delivered to Buyer.

        2.2   PURCHASE PRICE AND PAYMENT.

          (a)   The aggregate purchase price to be paid for all the Securities shall be as follows: (i) an aggregate of 600,000 ordinary shares of Buyer ("Buyer's Stock"). The number of shares of Buyer's Stock to be instructed to be delivered at the Closing to each Seller for such Seller's Securities shall be as set forth opposite such Seller's name on Schedule 2.2(a).

          (b)   As soon as possible but in no event within thirty (30) days of the Closing Date, Buyer shall cause U.S. Stock Transfer Corporation, to deliver facsimile copies of the certificate(s) representing Buyer's Stock to each Seller to the facsimile number set forth in Section 12.7. In addition, Buyer shall cause U.S. Stock Transfer Corporation to deliver the original certificates representing Buyer's Stock to each Seller within thirty (30) days after the Closing Date to the address for notices set forth in Section 12.7.

        2.3   CLOSING. The purchase and sale of the Securities (the "Closing") will take place at the offices of Sheraton Four Points Hotel in Minneapolis, Minnesota at 1 p.m. CST on March 18, 2003 or such later date as all of the conditions in Sections 7 and 8 are satisfied, or at such other time and place as Buyer and Sellers may agree. Subject to Section 9, the failure to complete the Closing on the date and at the time and place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

3.
REPRESENTATIONS AND WARRANTIES OF SELLERS

        Each Seller severally and jointly represents and warrants to Buyer that:

        3.1   ORGANIZATION; QUALIFICATION AND GOOD STANDING. Each Seller is, and at the Closing Date will be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization applicable to its particular type of business organization, with full power and authority to carry on its business and to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to sell, transfer and deliver the Securities pursuant to Section 2 in the manner provided therein. The Company is a company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary.

        3.2   COMPANY CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 1,500 shares of common stock, par value $0.01 per share, of which two (2) shares are issued and outstanding as of the date of this Agreement. No shares of preferred stock have been authorized. All shares of Company Common Stock have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances.

        3.3   AUTHORIZATION; AUTHORITY. The execution and delivery by each Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by such Seller's board of directors or similar governing body. No other corporate or other proceedings on the part of such Seller or consent or approval of any other Person is necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to sell, transfer and deliver the Securities pursuant to Section 2 in the manner provided therein.

        3.4   DUE EXECUTION; VALID AND BINDING AGREEMENT. This Agreement has been duly and validly executed and delivered by each Seller and, assuming the valid execution by Buyer, constitutes a legal, valid and binding agreement of each Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles. No filing with, and no permit, authorization, consent or approval of any public body or authority is necessary for the consummation by any Seller of the transactions contemplated by this Agreement.

        3.5   NO BREACH OR VIOLATION. None of the execution and delivery by any Seller of this Agreement, or the consummation by any Seller of the transactions contemplated hereby will: (i) conflict with, or result in a violation or breach of, or constitute a default under, require any notice under or result in the creation of any lien or encumbrance upon any of the Securities, or any of the assets of the Company pursuant to the terms of, any provision of any of Seller's Organizational Documents or any contract, indenture, mortgage, lease, agreement, instrument, commitment or other arrangement to which any Seller is a party or by which any Seller or any of the Securities or any of the assets of any Seller is bound, whether written or oral (collectively, "Contracts"); (ii) except as set forth on Schedule 3.5, require the consent or approval of any third party, or in the absence of the consent of any third party to the change of ownership and control of the Company contemplated by this Agreement, result in the loss of any rights or benefits under any Contract either automatically or at the election of any third party; (iii) violate any judgment, order, permit, injunction, writ, decree or award of any court or any regulatory or governmental authority against or binding upon any Seller or any assets of any

Seller or any of the Securities; or (iv) assuming that all filings, permits, authorizations, consents, and approvals have been duly made or obtained pursuant to the legal requirements identified in Schedule 3.5, constitute a violation by any Seller of, or either automatically or at the election of any third party result in the loss of any rights or benefits under, any statute, law, rule, ordinance or regulation of any regulatory or governmental authority.

        3.6   ACQUISITIONS OF SECURITIES. No party to any Contract related to the Company or the Common Stock has asserted any claims against any other party in connection with any of the transactions completed by such Contract, including any claims for breach or inaccuracy of any representations, warranties or covenants or for indemnification, reimbursement or set-off. There is no event or circumstance that would reasonably be expected to form the basis for any such claim for indemnification, reimbursement or set-off assuming that (whether or not true) all representations and warranties still survived and all relevant claims periods were still open.

        3.7   SUBSIDIARIES. The Company does not own or control, directly or indirectly, any interest in any other corporation, association or other business entity, and the Company is not a participant in any joint venture, partnership or similar arrangement.

        3.8   LITIGATION. There is no action, suit, proceeding or investigation pending or currently threatened against Sellers, the Company or any of their respective assets, or any of their officers, directors or stockholders, that questions the validity of this Agreement, or the right of Sellers to enter into this Agreement, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in (i) any material adverse change in the assets, properties, condition, affairs, business or prospects of the Company or the assets of any stockholder, financially or otherwise, (ii) any liability on the part of the Company or its stockholders or (iii) any material adverse change in the current equity ownership of the Company. The foregoing includes, without limitation, (i) actions, suits, proceedings or investigations (pending or threatened) involving the prior employment of any of the Company's, Sellers' or Kingsley's employees, (ii) the use, in connection with the Company's business, of any information or techniques allegedly proprietary to any of the former employers of the Company's, Sellers' or Kingsley's employees, or (iii) obligations of the Company's, Sellers' or Kingsley's employees under any agreements with former employers. None of Sellers, the Company or Kingsley is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or Sellers currently pending or that the Company or Sellers intend to initiate. There are no actions, suits or disputes between the stockholders of the Company, including, any disputes with respect to the ownership of the equity securities of the Company.

        3.9   INTELLECTUAL PROPERTY.

          (a)   The Company has been assigned, owns and has sufficient title and right in, to or arising under or out of and right to use and/or assign, anywhere in the world: all research, technology (including all information and means reasonably necessary or useful in the design, development, manufacture, use, sale or offer for sale of, and any ideas, discoveries, inventions, data, formulae, devices, methods, techniques, procedures for experiments and tests), patent rights (including all domestic and foreign patents and patent applications, including any patents issuing on any inventions conceived prior to or the Closing Date, and all originals, continuations, provisionals, divisionals, renewals, re-examinations, continuations-in-part, and continuations thereof claiming the benefit of a priority date of such patents and patent applications under domestic, foreign or international conventions, laws or regulations and all U.S. and foreign patents which may be granted thereon and all reissues and extensions thereof), marks (including trade names, registered and unregistered trademarks and service marks and logos), copyrights (including all copyright registrations and applications), trade secrets (including proprietary and technical information and including confidential information, know-how, engineering, production and other designs, inventions, discoveries, concepts, ideas, models, methods, processes, specifications, software, data bases and documentation thereof, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by registered copyrights, marks or patents), regulatory approvals (including any U.S. Food and Drug Administration approvals and related submission materials), proprietary rights, software (including all computer programs, models and methodologies, whether in source code or object code, databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, descriptions flow-charts and other work product used to design, plan, organize and develop any of the foregoing and all user manuals and training documentation relating to any of the foregoing), prototypes, processes, operating data, records (including lab records and notes, manuals, procedures, books, files, sketches, drawings, photographs, patterns, designs and catalogs, whether in print, electronic or other media, including, sales and market information), related goodwill, and other intellectual property, including, without limitation, the intellectual property set forth on Schedule 3.9 hereto (collectively, "Intellectual Property") *** The Company's Intellectual Property does not infringe on any third-party trademark, service mark, trade name, copyright or any trade secret right or any patents or other proprietary right. *** There are no outstanding options, licenses or agreements relating to the foregoing nor is the Company bound by or a party to any options, licenses or agreements with respect to the Intellectual Property of any other Person. None of Sellers or the Company has received any communications alleging that the Company or any Seller has violated or, by conducting its business as proposed, would violate any of the Intellectual Property of any other Person.

          (b)   Each employee and officer of, and consultant to, the Company or Sellers has executed an inventions assignment and confidentiality agreement with the Company or Sellers, as applicable. None of Sellers or the Company is aware that any of its employees, officers or consultants is in violation thereof. Sellers, Kingsley, Beisang, Ersek and each Company employee has assigned his, her or its rights to the Company on all inventions, pending patent applications and patents issued and other Intellectual Property and related rights created or developed by such employee-inventor that are related to the business of the Company. To the extent that Sellers, Kingsley, Beisang, Ersek or the Company has ever used consultants or independent contractors, each consultant or independent contractor has assigned to the Company (or to Sellers, which has thereafter been assigned to the Company by Sellers) his, her or its rights in and to all material Intellectual Property and related rights relating to Sellers' or the Company's products or business. None of Sellers' or the Company's employees was or is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of its best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted or as proposed to be conducted or that would prevent any such service provider from assigning inventions to the Company. None of Sellers, the Company or Kingsley has used or is using any inventions of any of its service providers or employees made prior to their employment by or relationship with Sellers, the Company or Kingsley. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

          (c)   The Intellectual Property that the Company owns and/or controls constitutes all of the Intellectual Property necessary, related to, or competitive with the business of Sellers, Kingsley, Beisang, Ersek or the Company or any other Person affiliated with, employed by, owned or controlled by Sellers, Kingsley, Beisang and/or Ersek, including all Intellectual Property used or useful to Sellers, Kingsley, Beisang, Ersek or the Company in developing medical device technologies or products.

          (d)   All fees relating to the filing, maintenance or issuance of the Intellectual Property have been paid to date.

        3.10   TITLE TO PROPERTY AND ASSETS. The only asset of the Company is the Intellectual Property and the Company has good and valid title and right in, to or arising under or out of, such Intellectual Property, including in all of the related material tangible properties and assets, personal and mixed, used in its business, free and clear of any mortgages, liens, loans or encumbrances of any kind except for liens for taxes not yet due and payable, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the Intellectual Property subject thereto or affected thereby.

        3.11   EMPLOYEES. The employment of any officer or employee of the Company is terminable at will. No key employee of the Company has any plans to terminate his or her employment with the Company nor does the Company have a present intention to terminate the employment of any employee. The Company has complied with all applicable equal employment opportunity and other laws relating to employment.

        3.12   TAX RETURNS AND PAYMENTS. The Company has paid all Taxes and other assessments due which it is required to pay and has timely filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has not made any elections under any applicable tax law that would have a material adverse effect on the Company, its financial condition, its business as presently conducted or any of its properties or material assets. For the purposes of this Agreement "Taxes" refers to any and all local and foreign taxes, assessments and other government charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, net operating losses, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

        3.13   PERMITS. Except as set forth on Schedule 3.13, the Company has all franchises, permits, licenses, variances, exemptions, orders and regulatory approvals of all governmental entities or other similar authority ("Permits") necessary for the conduct of its business, and the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. All of such Permits are in full force and effect and the Company is not in default and is in compliance with all such Permits.

        3.14   AGREEMENTS, CONTRACTS AND COMMITMENTS.

          (a)   The Company is not a party to nor is it bound by:

            (1)   any collective bargaining agreements;

            (2)   any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

            (3)   any employment or consulting agreement, contract or commitment with any officer or director-level employee, not terminable by the Company on thirty days' notice without liability, except to the extent general principles of wrongful termination law may limit the Company's ability to terminate employees at will;

            (4)   any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement; or

            (5)   any agreement, contract or commitment (excluding real property leases) which involves payment by the Company of $5,000 or more and is not cancelable without penalty within thirty (30) days.

          (b)   The Company does not have any interest in any leasehold or subleasehold estates or other rights to use or occupy any land, buildings, structure, improvements, fixtures or other interest in real property held by the Company including any options to renew or purchase thereunder.

          (c)   The Company does not own any real property.

        3.15   ENVIRONMENT AND SAFETY LAWS. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, the violation of which would materially adversely affect the Company, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

        3.16   CORRUPT PRACTICES. None of the activities or types of conduct below have been or may have been engaged in by the Company, either directly or indirectly:

          (a)   any bribes or kickbacks to government officials or their relatives, or any other payments to such Persons, whether or not legal, to obtain or retain business or to receive favorable treatment with regard to business;

          (b)   any bribes or kickbacks to Persons other than government officials, or to relatives of such Persons, or any other payments to such Persons or their relatives, whether or not legal, to obtain or retain business or to receive favorable treatment with regard to business;

          (c)   any illegal contributions made to any political party, political candidate or holder of governmental office;

          (d)   any bank accounts, funds or pools of funds created or maintained without being reflected on the corporate books of account, or as to which the receipts and disbursements therefrom have not been reflected on such books;

          (e)   any receipts or disbursements, the actual nature of which has been "disguised" or intentionally misrecorded on the corporate books of account;

          (f)    fees paid to consultants or commercial agents which exceeded the reasonable value of the services purported to have been rendered; or

          (g)   any payments or reimbursements made to personnel of the Company for the purposes of enabling them to expend time or to make contributions or payments of the kind or for the purpose referred to in subparagraphs (a)-(f) above.

The Company has not violated the terms of the United States Foreign Corrupt Practices Act (assuming the Company were at all times subject to the terms of such Act) or any other similar laws, statute, rule or regulation of any other country or political subdivision.

        3.17   INSURANCE. Except as set forth on Schedule 3.17, the Company maintains insurance policies, with extended coverage, in commercially reasonable amounts (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

        3.18   RELATED PARTY TRANSACTIONS. Neither Sellers, nor any employee, officer, director or stockholder of Sellers or the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. None of such Persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, directors or stockholders of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

        3.19   MATERIAL LIABILITIES. The Company has no material liability or obligation, absolute or contingent (individually or in the aggregate), other than liabilities not in excess of $2,000 incurred after March 18, 2003, in the ordinary course of business, that are not material, individually or in the aggregate.

        3.20   FEES OR COMMISSIONS. None of Sellers or the Company has incurred any obligation or liability for any investment banking fees, brokerage fees, commissions, finders' fees or other similar payments in connection with any of the transactions contemplated by this Agreement.

        3.21   OBLIGATIONS WITH RESPECT TO CAPITAL STOCK.

          (a)   Except as set forth on Schedule 2.2(a), there are no equity securities of any class of the Company, or any security convertible or exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement.

          (b)   There are no registration rights, and there is no voting trust, proxy, rights agreement, "poison pill" anti-takeover plan or other agreement or understanding to which the Company is a party or by which it is bound with respect to any security of any class of the Company. The execution and delivery of this Agreement by Sellers, the performance by Sellers of their obligations hereunder and consummation of the transactions contemplated by this Agreement will not, alone or together with any other event, nor has any event occurred that would, (i) entitle any Person to any payment under any security, option, warrant, call, right, commitment or agreement of the Company, or (ii) result in an acceleration of vesting or an adjustment to the exercise price or number of shares issuable upon exercise of any security, option, warrant, call, right, commitment or agreement of the Company, if any.

        3.22   TITLE TO SECURITIES. Each Seller is the sole legal and Beneficial Owner and holder of all of the Securities listed opposite such Seller's name on Schedule 2.2(a), and Buyer will acquire good and marketable title to all the Securities listed opposite such Seller's name on Schedule 2.2(a), free and clear of any security interest, claim, lien or encumbrance of any kind. The Securities listed on Schedule 2.2(a) constitute all of the outstanding securities, debt securities or instruments or securities or instruments convertible directly or indirectly into equity securities of the Company, including all options, warrants and other purchase rights of the Company with respect to its equity securities, as of the Closing Date, and upon consummation of the transactions contemplated hereby Buyer will own all of the outstanding securities of the Company.

        3.23   OTHER SECURITIES. No Seller holds of record or is the Beneficial Owner of, or has any interest in, any equity securities, debt securities or instruments or securities or instruments convertible directly or indirectly into equity securities, including any options, warrants or other purchase rights with respect to the equity securities of the Company, other than the Securities listed opposite such Seller's name on Schedule 2.2(a).

        3.24   COMPLIANCE WITH LAWS. The Company has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business,.

        3.25   FULL DISCLOSURE. No representation or warranty of any Seller in this Agreement and no statement in any Schedule or Exhibit omits to state a material fact necessary to make any of the statements herein or therein, in light of the circumstances in which they were made, not misleading.

        3.26   INVESTMENT INTENT. Each Seller is purchasing Buyer's Stock solely for its own account for investment and not with a view to or for sale in connection with any distribution of Buyer's Stock or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing Buyer's Stock or any portion thereof within the meaning of Section 2(11) of the Securities Act. Each Seller also represents that the entire legal and beneficial interest of Buyer's Stock is being purchased, and will be held, for its own account only, and neither in whole or in part for any other Person.

        3.27   INFORMATION CONCERNING COMPANY. Each Seller has heretofore discussed Buyer and its plans, operations and financial condition with Buyer's officers and has heretofore received all such information as such Seller has deemed necessary and appropriate to enable such Seller to evaluate the financial risk inherent in making an investment in Buyer's Stock and such Seller has received satisfactory and complete information concerning the business and financial condition of Buyer in response to all inquiries in respect thereof.

        3.28   ECONOMIC RISK. Each Seller realizes that the investment in Buyer's Stock is highly speculative and involves a high degree of risk, and such Seller is able, without impairing its financial condition, to hold Buyer's Stock for an indefinite period of time and to suffer a complete loss of the investment.

        3.29   RESTRICTED STOCK. Each Seller understands and acknowledges that:

          (a)   the sale of Buyer's Stock has not been registered under the Securities Act and Buyer's Stock must be held indefinitely unless Buyer's Stock is subsequently registered under the Securities Act or an exemption from such registration is available, and Buyer is under no obligation to register Buyer's Stock; each Seller is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering, subject to the satisfaction of certain conditions;

          (b)   each Seller is an "accredited investor" as defined in Rule 501 of Regulation D, and is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to distribution, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control; the share certificate representing Buyer's Stock will be stamped with appropriate legends indicating the restricted nature of Buyer's Stock; and

          (c)   Buyer will make a notation in its records and with any transfer agent for its common stock of the aforementioned restrictions on transfer and legends.

        Each Seller further represents that it does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third person, with respect to any shares of Buyer's Stock. Each Seller is experienced in evaluating and investing in securities of companies such as the Company and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Buyer's Stock. Neither Seller has been formed for the specific purpose of acquiring Buyer's Stock. Each Seller is aware that it may be required to bear the economic risk of an investment in Buyer's Stock for an indefinite period, and it is able to bear such risk for an indefinite period. Each Seller acknowledges (i) that the shares of Buyer's Stock being and to be acquired by it are not being registered under the Securities Act on the grounds that the issuance of such securities are exempt from registration under Rule 506 of Regulation D as being made only to accredited investors in a non-public offering and (ii) that Buyer's reliance on such exemption is predicated in part on the representations made to Buyer by each Seller in this Section 3.29.

4.
REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to Sellers as follows:

        4.1   ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full power and authority to carry on its business and to enter into and carry out the terms of this Agreement.

        4.2   AUTHORIZATION. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Buyer in accordance with Delaware law and the Organizational Documents of Buyer. No other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and, assuming the valid execution by each Seller, constitutes a legal, valid and binding agreement, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles. No filing with, and no permit, authorization, consent or approval of any public body or authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement.

        4.3   NO BREACH OR VIOLATION. Neither the execution and delivery by Buyer of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with, or result in a violation or breach of, constitute a default under or require any notice under any provision of the Organizational Documents of Buyer, or any material contract, indenture, mortgage, lease, agreement, instrument, commitment or other arrangement to which it is a party or by which it or any of its properties is bound; (ii) violate any judgment, order, permit, license, injunction, writ, decree or award of any court or any regulatory or governmental authority against, or binding upon, Buyer or any of its assets; or (iii) constitute a violation by Buyer of any statute, law, rule, ordinance or regulation of any regulatory or governmental authority.

        4.4   INVESTMENT INTENT. Buyer is acquiring the Securities for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

        4.5   FEES AND COMMISSIONS. Buyer has not incurred any liability for any investment banking fees, brokerage fees, commissions, finders' fees or other similar payments in connection with any of the transactions contemplated by this Agreement.

5.
COVENANTS OF SELLERS

        5.1   CONSENTS. Before the Closing, Sellers shall obtain the consents of all Persons that are identified or required to be identified on Schedule 3.5.

        5.2   BEST EFFORTS. Between the date of this Agreement and the Closing Date, Sellers shall use their best efforts to cause the conditions in Section 7 to be satisfied.

        5.3   EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, Sellers shall be responsible for and shall pay, all of their costs and expenses in connection with this Agreement or the transactions contemplated hereby, including investment bankers', attorneys', accountants' and consultants' fees and expenses and travel expenses. None of such expenses shall be charged to or paid by the Company. Before the Closing, Sellers shall reimburse the Company for any of their expenses that have been charged to or paid by the Company, if any.

        5.4   REPRESENTATION LETTERS. Before the Closing, Buyer shall have received a letter from each of Beisang and Ersek substantially in form and substance as Exhibit A attached hereto (the "Representation Letters") with respect to the assignment by Sellers and each of them to the Company of all of their Intellectual Property and related rights.

        5.5   FURTHER ASSURANCES. Promptly upon the request of Buyer, Sellers further agree to execute and deliver, and cause each of Kingsley, Beisang, Ersek or other Person to execute and deliver, such additional documents and take such other action as may be necessary or desirable to continue, maintain, enforce, secure, defend, register, confirm, evidence and otherwise give full effect to and to perfect the rights of Buyer under this Agreement to the Common Stock and to give full effect to and perfect the rights of the Company to the Intellectual Property, and each Seller hereby authorizes and appoints Buyer and grants Buyer full power of attorney to execute, deliver, file and otherwise process, in the name and on behalf of Seller and each Seller agrees to cause each of Kingsley, Beisang, Ersek or any other Person to execute, deliver, file and otherwise process, all such documents necessary to perfect, affirm, record and maintain title in Buyer, its successors, assigns or other legal representatives to the Common Stock and in the Company, its successors, assigns or other legal representatives to any of the Intellectual Property. Without limiting the foregoing, Sellers agree to, and to cause Beisang and Ersek to, take such action as is necessary to prosecute the patentable rights of Intellectual Property that have been disclosed to Sellers' or Beisang's or Ersek's patent counsel that and for which a patent application has yet to be filed.

6.
COVENANTS OF BUYER

        6.1   EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, Buyer shall be responsible for and pay, all of its costs and expenses in connection with this Agreement or the transactions contemplated hereby, including, investment bankers' attorneys', accountants', and consultants' fees and expenses and travel expenses.

7.
CONDITIONS TO OBLIGATION OF BUYER

        The obligation of Buyer to purchase the Securities is subject to the satisfaction on or before the Closing of each of the following conditions, any of which may be waived by Buyer, in whole or in part in its sole discretion:

        7.1   REPRESENTATIONS AND WARRANTIES OF SELLERS. All representations and warranties of Sellers contained in this Agreement and the information in the Schedules shall be true and correct in all material respects on the Closing Date with the same effect as though made at such date.

        7.2   REPRESENTATIONS AND WARRANTIES OF BEISANG AND ERSEK. All representations and warranties of Beisang and Ersek contained in the Representation Letters shall be true and correct in all material respects on the Closing Date with the same effect as though made at such date.

        7.3   COVENANTS OF SELLERS. Sellers shall have performed in all material respects all covenants required by this Agreement to be performed by them on or before the Closing.

        7.4   DELIVERY OF DOCUMENTS. Buyer shall have received the consents of all Persons that are identified or required to be identified in Schedule 3.5.

        7.5   RESIGNATIONS. Buyer shall have received written resignations, effective as of the Closing, from all of the directors of the Company and such officers of the Company as Buyer shall have requested in writing at least three business days before the Closing.

        7.6   INJUNCTIONS. None of Buyer, Sellers, the Company or any of their affiliates shall be subject to any order, decree or injunction of any court or agency of competent jurisdiction which prevents or delays the consummation of any of the transactions contemplated by this Agreement.

        7.7   ABSENCE OF CERTAIN CHANGES. Since March 18, 2003:

          (a)   There shall have been no change adverse to the Company in its relationships with licensors, licensees, suppliers, customers, creditors, landlords or others having business relations with the Company.

          (b)   Except as otherwise expressly provided in this Agreement, without the prior written consent of Buyer, the Company shall not have:

            (1)   amended any of its Organizational Documents;

            (2)   issued, sold, granted or agreed to issue, sell or grant any shares, capital stock or equity interests of any class or any options, warrants, rights to purchase any shares, capital stock or equity interests of any class or any securities convertible into shares, capital stock or equity interests of any class;

            (3)   assumed, guaranteed, endorsed or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person or created, incurred or assumed any short-term debt or long-term debt or other liabilities;

            (4)   paid or agreed to pay any bonuses or made or agreed to make any increase in the rate of wages, salaries, or other remuneration of any of its directors, officers or employees or paid or agreed to pay any pension, retirement allowance or other employee benefit to any of its directors, officers or employees, whether past or present;

            (5)   sold, transferred, mortgaged, or otherwise disposed of, or encumbered, or agreed to sell, transfer, mortgage or otherwise dispose of or encumber, any Intellectual Property or other properties, tangible or intangible, personal or mixed;

            (6)   entered into or modified in any material respect any Contract or any other material obligation, agreement, commitment or contract, or made any material additions to its property or purchases of assets;

            (7)   acquired or agreed to acquire any interest in any Person, whether by acquisition of stock or other ownership interests, asset acquisition, merger, consolidation or other business combination;

            (8)   made any payments of principal or interest on any debt other than as required by the terms thereof or discharged or satisfied any material lien or other encumbrance or paid any material liability or obligation whether fixed or contingent;

            (9)   extended or deferred payment of the Company's accounts payable in a manner inconsistent with the Company's past practices;

            (10) declared or paid any dividends or made any distributions, either in cash or in kind, or repurchased any of its equity securities or other equity interests; or

            (11) changed any method of accounting or made any new tax election or any change in any tax election.

          (c)   There shall not have been any change in the condition (financial or other), net worth, assets, liabilities, prospects, business, properties or results of operations of the Company, and the Company shall not have:

            (1)   incurred any obligations or liabilities in excess of $2,000 in the aggregate;

            (2)   waived or released any material rights;

            (3)   made any single capital expenditure or improvement in excess of $2,000 in the aggregate, or entered into any commitment therefor; or

            (4)   suffered any damage, destruction or loss (whether or not covered by insurance) adversely affecting the assets, business or prospects of the Company.

        7.8   INTELLECTUAL PROPERTY ASSIGNMENTS. Sellers, Kingsley, Beisang and Ersek shall have caused to be properly filed with the United States Patent and Trademark Office, the United States Copyright Office and any other governmental agency all assignments of any registered patents, trademarks, copyrights constituting part of the Intellectual Property, perfecting thereby title thereto in the Company.

        7.9   CERTIFICATES. Buyer shall have received such certificates of officers of the Company or others and such other documents to evidence fulfillment of the conditions set forth in this Section 7 as Buyer may reasonably request.

8.
CONDITIONS TO OBLIGATIONS OF SELLERS

        The obligations of Sellers to sell the Securities to Buyer are subject to satisfaction on or before the Closing of the following conditions, any of which may be waived by Sellers, in whole or in part in their sole discretion:

        8.1   REPRESENTATIONS AND WARRANTIES OF BUYER. All representations and warranties of Buyer contained in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such date.

        8.2   COVENANTS OF BUYER. Buyer shall have performed in all material respects all of its covenants required by this Agreement to be performed by Buyer on or before the Closing.

        8.3   INJUNCTIONS. None of Buyer, Sellers, the Company or any of their affiliates shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which prevents or delays the consummation of any of the transactions contemplated by this Agreement.

        8.4   CERTIFICATES. Buyer shall have furnished Sellers with certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 8 as Sellers may reasonably request.

9.
TERMINATION

        9.1   TERMINATION EVENTS. This Agreement may be terminated by written notice given before the Closing:

          (a)   by Buyer, if a material breach of any provision of this Agreement has been committed by any Seller and such breach has not been waived or, if such breach is curable, cured within fifteen days of written notice of such breach;

          (b)   by Sellers, if a material breach of any provision of this Agreement has been committed by Buyer and such breach has not been waived or, if such breach is curable, cured within five days of written notice of such breach;

          (c)   by mutual consent of Buyer and Sellers;

          (d)   by Buyer, if the Closing has not occurred on or before January 17, 2003; or

          (e)   by Sellers, if the Closing has not occurred on or before January 31, 2003.

        9.2   EFFECT OF TERMINATION. Buyer's or Sellers' right of termination under Section 9.1 is in addition to any other rights any party may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 9.2, and 10, will survive. However, if this Agreement is terminated by a party because of a breach of this Agreement by another party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of another party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10.
INDEMNIFICATION.

        10.1   SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except for the representations and warranties contained in Sections 3.1, 3.3, 3.9, 3.10 and 3.22 which shall survive for the applicable statute of limitations, all representations and warranties in this Agreement shall survive three years from the Closing.

        10.2   SELLERS' INDEMNIFICATION OBLIGATION. Sellers hereby, jointly and severally, indemnify, defend, and hold Buyer and the respective directors, officers, employees and agents of the foregoing Persons ("Buyer Indemnified Parties") harmless against any and all liabilities, obligations, losses, costs, expenses, damages, judgments, awards, claims, causes of action, actions, liens and deficiencies which exist, or which are imposed on, incurred by or asserted against any one or more of the Buyer Indemnified Parties, based upon, resulting from or arising out of (i) any material breach of any representation, warranty or statement by Sellers, in this Agreement and (ii) any breach of or default in the performance of any agreement, covenant or obligation of any Seller under this Agreement, or any certificate or document delivered by any Seller in connection herewith or therewith. Claims for indemnification hereunder may be made regardless of whether or not the matter giving rise to such claims would constitute a breach of a representation or warranty made in Section 3 hereof. No Buyer Indemnified Party shall be required to make any claim or demand against any Seller or any other Person prior to the making of any claim or demand for indemnification or at any other time. The rights of the Buyer Indemnified Parties under this Section 10 are in addition to such other rights and remedies which they may have under this Agreement or otherwise.

        10.3   PROCEDURE FOR INDEMNIFICATION CLAIMS.

          (a)   If at any time any of Buyer Indemnified Parties determines to assert a right to indemnification hereunder, the Buyer Indemnified Party will give Sellers written notice of such determination.

          (b)   Within 10 days after receipt of the notice referred to in clause (a) above, Sellers will (i) acknowledge in writing the responsibility of Sellers for all or part of such matter, and will pay or otherwise satisfy the portion of such matter as to which responsibility is acknowledged or take such other action as is reasonably satisfactory to the Buyer Indemnified Party to resolve any such matter that involves any Person not a party hereto, or (ii) give written notice to the Buyer Indemnified Party of Sellers' intention to dispute or contest all or part of such responsibility. Upon delivery of such notice of intention to contest, the parties will negotiate in good faith to resolve as promptly as possible any dispute as to responsibility for, or the amount of, any such matter. Failure to respond during the period specified above to a notice claiming indemnification will be deemed an admission of responsibility therefor.

          (c)   Sellers shall have the right, at their sole expense, to control the defense of any claim brought by any third party (as to which indemnification is sought pursuant to this Section 10) with a single counsel of Sellers' choice, and shall have the right in their sole discretion to settle or otherwise protect against the imposition of liability with respect to such claim, in each case; provided, however, that:

            (i)    the Buyer Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim and shall have the right, but not the obligation, to assert any and all cross-claims and counterclaims it may have;

            (ii)   Sellers shall obtain the prior written approval of each Buyer Indemnified Party before entering into any settlement of any such claim or ceasing to defend against any such claim, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against such Buyer Indemnified Party or if such settlement or cessation could, in the reasonable opinion of Buyer, have a material adverse effect upon the business conducted by Buyer on an ongoing basis, which approval may be withheld in the discretion of such Buyer Indemnified Party;

            (iii)  Sellers shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Buyer Indemnified Party of a release from all liability in respect of such claim; and

            (iv)  at the election of the Buyer Indemnified Party, Sellers and Buyer Indemnified Party shall have joint control over the defense or settlement of any such claim, each party to employ counsel at its own expense, to the extent such claim seeks an order, injunction or other equitable relief against such Buyer Indemnified Party or, to the extent such claim could, in the reasonable opinion of Buyer, have a material adverse effect upon the business conducted by Buyer on an ongoing basis.

        Each party hereto shall cooperate in good faith with, make its relevant files and records available for inspection and copying by, and make its employees available or otherwise render reasonable assistance to, the other party in its defense of any such claim. In the event Sellers shall fail promptly to defend, contest or otherwise protect against the imposition of any such damages as to any such claim, the Buyer Indemnified Party shall have the right, but not the obligation, to defend, contest or assert any cross-claim or counter-claim or otherwise protect against such claim and may make any compromise or settlement thereof and recover and be indemnified for the entire cost thereof including, without limitation, from legal expenses, disbursements and all amounts paid as a result of such matter.

11.
PROTECTION OF INTELLECTUAL PROPERTY RIGHTS

        11.1   PROSECUTION OF PATENTS. After the Closing Date Buyer or the Company shall have the sole right to file for, obtain, maintain, register and extend patent and other intellectual property protection for any and all of the Intellectual Property and to control the prosecution (including the abandonment of such prosecution) of applications or registrations therefor.

        11.2   INFRINGEMENT NOTICE. For a period of one year after the Closing Date, Sellers shall or shall cause Beisang or Ersek to promptly inform Buyer by sending a notice in writing of any suspected infringement or misappropriation of any of the Intellectual Property.

        11.3   ENFORCEMENT OF RIGHTS. If Buyer institutes suit or any other action against any Person with respect to any suspected infringement or misappropriation of any Intellectual Property, Sellers, at the request of Buyer, shall or shall cause Beisang or Ersek to cooperate in the defense or settlement of such suit or action. Such defense shall be conducted solely by and at the direction of Buyer and Buyer shall exercise all control over such defense or settlement.

12.
MISCELLANEOUS

        12.1   HEADINGS. Section and other headings contained in this Agreement are included solely for convenience and reference and shall not affect in any way the meaning or interpretation of this Agreement.

        12.2   GOVERNING LAW. The validity, construction and interpretation of this Agreement, all disputes among the parties arising out of this Agreement or the transactions contemplated hereby, and all matters related to but not covered by this Agreement shall be governed by the law of the State of Delaware without regard to the conflicts of law provisions thereof.

        12.3   ENTIRE AGREEMENT. This Agreement, including any exhibits, schedules and the certificates delivered and to be delivered pursuant to this Agreement (which are incorporated into this Agreement by this reference and are made a part hereof) embody the entire agreement and understanding between and among the parties pertaining to their subject matter, and supersede all prior and contemporaneous agreements, understandings, negotiations, representations and discussions, whether written or oral, pertaining to their subject matter.

        12.4   ASSIGNMENT. Neither this Agreement nor any rights or obligations under this Agreement may be assigned, hypothecated or otherwise transferred by any party without the prior written consent of Sellers, for an assignment by Buyer, or Buyer, for any assignment by Sellers, provided that Buyer may assign this Agreement or any rights under this Agreement to another entity that is controlled by, controls or is under common control with Buyer or any entity which Buyer merges with or into, if Buyer remains obligated after the date of such assignment to guarantee all payment and performance obligations of the assignee hereunder. Any assignment by a party of rights under this Agreement that does not conform strictly with the provisions of this Section 12.4 shall be null and void and shall not vest in any assignee any rights as against a non-assigning party.

        12.5   BINDING EFFECT. The provisions of this Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns.

        12.6   PARTIES IN INTEREST. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties to this Agreement, any right or remedy under or by reason of this Agreement.

        12.7   NOTICES. Any notice or communication required or permitted by this Agreement shall be deemed sufficiently given if in writing and, if delivered personally, when it is delivered or, if delivered in another manner, the earlier of when it is actually received by the Person to which it is directed, or when the period set forth below expires (whether or not it is actually received):

          (a)   if transmitted by telecopier, telex or facsimile transmission ("fax"), 24 hours after (i) transmission to the Person's fax number set forth below, with the Person's name and address set forth below clearly shown on the page first transmitted, and (ii) receipt by the transmitting Person of written confirmation of successful transmission, which confirmation may be produced by the transmitting Person's fax equipment;

          (b)   if deposited in the United States Mail, postage prepaid, and addressed to the Person to receive it as set forth below five business days after such deposit; or

          (c)   if sent by Federal Express, or a similar delivery service in general usage for delivery to the address of the Person to receive it as set forth below, 24 hours after the delivery time promised by the delivery service:

    If to Buyer:

    MediCor Ltd.
    4560 S. Decatur Blvd., Suite 300
    Las Vegas, NV 89103
    Attention: Donald K. McGhan
    Facsimile No.: (702) 791-5365

    With a copy to:

    Sheppard, Mullin, Richter & Hampton, LLP
    800 Anacapa St.
    Santa Barbara, California 93101-2212
    Attention: Theodore R. Maloney, Esq.
    Fax No. (805) 568-1955

    If to Sellers:

    Graeco2, Limited
    630 West 34th Street #201
    Fax No: (512) 451-9476

    AAB Corporation
    5009 Lake Ave. #304
    White Bear Lake, MN 55110-2615
    Fax No: (651) 407-6911

  or to such other address as a Person to whom notice is to be given has furnished to the other Persons listed above in the manner provided above.

        12.8   COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute a single agreement.

        12.9   AMENDMENT AND WAIVER. This Agreement may not be amended except by an instrument in writing signed on behalf of all parties. At any time before the Closing: (i) Buyer may extend the time for the performance of any of the obligations or other acts of Sellers or waive compliance with any of the agreements of Sellers or with any conditions to its own obligations; (ii) Sellers may extend the time for the performance of any of the obligations or other acts of Buyer or waive compliance with any of the agreements of Buyer or with any conditions to Sellers' obligations.

Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided, nor shall any forbearance by a party to seek a remedy for noncompliance or breach by another party be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

        12.10   SEVERABLE PROVISIONS. If any provision of this Agreement is determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially enforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

        12.11   RULES OF CONSTRUCTION. This Agreement has been negotiated by the parties and is to be interpreted according to its fair meaning as if the parties had prepared it together and not strictly for or against any party. References in this Agreement to Sections and Schedules are to Sections and Schedules of this Agreement unless expressly indicated otherwise. At each place in this Agreement where the context so requires, the masculine, feminine or neuter gender includes the others and the singular or plural number includes the other. "Including" means "including without limitation."

        12.12   EXCLUSIVE CONSENT TO JURISDICTION. Each of the parties hereto: (i) consents to submit itself to the exclusive personal jurisdiction of the state and federal courts of the State of Delaware with respect to any and all disputes arising out of: (A) this Agreement, including the validity construction and interpretation hereof and thereof and the rights and remedies of the parties hereunder and thereunder; (B) any of the transactions contemplated by this Agreement; and (C) any matters related to but not covered hereby, in each case to the extent such court would have subject matter jurisdiction with respect to such dispute; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court; (iii) agrees that any suit, action or other legal proceeding arising out of this Agreement shall be brought in any court of general jurisdiction in the County of New Castle, Delaware; (iv) consents to the jurisdiction of any such court; (v) waives objection which such party shall have to the laying of venue of any such suit, action or proceeding in any such court (vi) agrees that service of process in any such suit, action or proceeding may be effected by notice by any of the means provided in Section 12.7; and (vii) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

        12.13   WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM WITH RESPECT TO ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.

[SIGNATURE PAGE FOLLOWING]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

BUYER:	MEDICOR LTD., a Delaware corporation
By:
		Name:	Donald K. McGhan
		Title:	Chairman
SELLERS:	GRAECO2, LIMITED, a Texas limited partnership
By:
		Name:	Robert A. Ersek, M.D.
Title:
AAB CORPORATION, a Minnesota corporation
By:
		Name:	Arthur A. Beisang
Title:

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SCHEDULE 2.2(a)—SECURITIES OWNED BY SELLERS

Seller's Name	Common Stock Owned by Each Seller	Number of Shares of Buyer's Stock
GRAECO2, LIMITED.	1	300,000
AAB CORPORATION	1	300,000

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SCHEDULE 3.5—THIRD PARTY CONSENTS OR APPROVALS

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SCHEDULE 3.9—INTELLECTUAL PROPERTY

***

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SCHEDULE 3.13—PERMITS

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SCHEDULE 3.17—INSURANCE

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EXHIBIT A

FORM REPRESENTATION LETTER

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Exhibit A

March 18, 2003

MediCor Ltd.
4560 S. Decatur Blvd., Suite 300
Las Vegas, NV 89103
Attention: Donald K. McGhan

  Re:
  Intellectual Property International Inc.

Ladies and Gentlemen:

        Pursuant to this letter, the undersigned desires to represent and warrant to MediCor Ltd., a Delaware corporation ("Buyer") that I and each of the Sellers (as defined below) have assigned all of our rights, title and interest in and to all research, technology, inventions, patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes, and other intellectual property (collectively, "Intellectual Property") related to the development and manufacture of medical device technologies, materials, processes or products, created, invented, developed, owned, licensed or otherwise controlled by us or any person or entity employed by, affiliated with or owned by us, to Intellectual Property International Inc., a Delaware corporation (the "Company"). The Company has all of the Intellectual Property owned, licensed, developed or otherwise controlled by us which is necessary for, related to, or competitive with the business of Sellers, Kingsley (as defined in the Agreement), or the Company. The undersigned also hereby makes in favor of Buyer the representations and warranties of Sellers set forth in Section 3.9 of the Agreement as if set forth in full herein.

        I acknowledge that the delivery of this letter is a material inducement for Buyer to enter into that certain Securities Purchase Agreement (the "Agreement"), dated as of March 18, 2003, by and among Buyer and Graeco2, Limited, a Texas limited partnership, and AAB Corporation, a Minnesota corporation (collectively, "Sellers"), pursuant to which Buyer will acquire all of the outstanding equity securities of the Company from Sellers.

        I further represent and warrant that all of my representations and warranties set forth in this letter are true and correct in all material respects as of the date of this letter.

                      Sincerely,

                      [NAME]

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QuickLinks

SECURITIES PURCHASE AGREEMENT
SCHEDULE 2.2(a)—SECURITIES OWNED BY SELLERS
SCHEDULE 3.5—THIRD PARTY CONSENTS OR APPROVALS
SCHEDULE 3.9—INTELLECTUAL PROPERTY
SCHEDULE 3.13—PERMITS
SCHEDULE 3.17—INSURANCE
EXHIBIT A
  Exhibit A